QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-108320, 333-112541, 333-122418 and 333-134464) and Forms S-8 (Nos. 33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421, 333-52640, 333-43104, 333-89228, 333-89230, 333-106112, 333-106115, 333-118611, 333-134462, 333-134463, 333-147374 and 333-155210) of Cephalon, Inc. of our report dated February 23, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 23, 2009

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM